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SECURITIES PURCHASE AGREEMENT

        This Securities Purchase Agreement (this "Agreement") is dated as of March 25, 2002 among AVI BioPharma, Inc., an Oregon corporation (the "Company"), and the purchasers identified on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers").

        WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I
DEFINITIONS

        1.1.    Definitions.    In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1.1:

        "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

        "Closing" means the closing of the purchase and sale of the Shares and Warrants pursuant to Section 2.1.

        "Closing Date" means the date of the Closing.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" means the common stock of the Company, par value $.0001 per share, and any securities into which such common stock may hereafter be reclassified into.

        "Company Counsel" means Hurley, Lynch & Re, P.C.

        "Effective Date" means the date that an Underlying Shares Registration Statement is first declared effective by the Commission.

        "Effectiveness Date" means the date on which an Underlying Shares Registration Statement is required to become effective pursuant to the Registration Rights Agreement.

        "Eligible Market" means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Losses" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation and reasonable attorneys' fees.

        "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

        "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Purchasers, in the form of Exhibit A.

        "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

        "Securities" means the Shares, Warrants and the Underlying Shares.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shares" means the shares of the Common Stock issued and sold to the Purchasers at the Closing.

        "Subsidiary" means any subsidiary of the Company that is required to be listed in Schedule 3.1(a).

        Trading Market" shall mean the Eligible Market on which the Company's Common Stock is then listed or qualified for trading or quotation.

        "Transaction Documents" means this Agreement, the Warrants, the Transfer Agent Instructions, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

        "Transfer Agent Instructions" means the Transfer Agent Instructions, in the form of Exhibit C, executed by the Company and delivered to and acknowledged in writing by the Company's transfer agent.

        "Underlying Shares" means the Shares and the shares of common stock issuable upon exercise of the Warrants.

        "Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers.

        "Warrants" means collectively the Common Stock purchase warrants, in the form of Exhibit B delivered to the Purchasers at the Closing in accordance with Section 2.2.

ARTICLE II
PURCHASE AND SALE

        2.1.    Closing.    The Closing shall take place at the offices of Company Counsel or via facsimile immediately following the execution hereof, or by such other method or at such location or time as the parties may agree.

        2.2.    Purchase and Sale.    Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally but not jointly, hereby agrees to purchase from the Company, at the Closing, the number of Shares set forth opposite the name of such Purchaser on the Signature Pages hereto, at a purchase price of $7.50 per share, and Warrants to purchase the number of shares of Common Stock set forth opposite the name of such Purchaser on the Signature Pages hereto. The total purchase price payable by each Purchaser for the Warrants and the number of Shares that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser on the Signature Pages hereto. The Company shall be obligated to register the Underlying Shares pursuant to the terms and conditions set forth in the Registration Rights Agreement.

        2.3.    Closing Deliveries.

        (a)  At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

            (i)  a stock certificate, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), registered in the name of such Purchaser and representing the number of Shares purchased by such Purchaser at the Closing;

          (ii)  a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire a number of shares of Common Stock equal to 20% of the number of Shares purchased by such Purchaser at the Closing;

          (iii)  the legal opinion of Company Counsel, in agreed form;

          (iv)  the Transfer Agent Instructions; and

          (v)  the Registration Rights Agreement duly executed by the Company.

        (b)  At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

            (i)  the amount in United States dollars indicated below such Purchaser's signature to this Agreement, in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

          (ii)  the Registration Rights Agreement duly executed by such Purchaser.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        3.1.    Representations and Warranties of the Company.    The Company hereby makes the following representations and warranties to each Purchaser:

          (a)    Subsidiaries.    The Company has no direct or indirect subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

          (b)    Organization and Qualification.    Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect").

          (c)    Authorization; Enforcement.    The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          (d)    No Conflicts.    The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

          (e)    Filings, Consents and Approvals.    Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required under Section 4.8, (ii) the filing with the Commission of the Underlying Shares Registration Statement, (iii) the application(s) to each applicable Trading Market for the listing of the Underlying Shares for trading thereon in the time and manner required thereby, and (iv) applicable Blue Sky filings (collectively, the "Required Approvals").

          (f)    Issuance of the Securities.    The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a sufficient number of Underlying Shares to enable it to comply with its exercise obligations under the Warrants.

          (g)    Capitalization.    The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into, or exercisable or exchangeable for, shares of capital stock of the Company) is set forth in Schedule 3.1(g). All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except as set forth in Schedule 3.1(g). Except as a result of the purchase and sale of the Securities and except as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible into or exercisable or exchangeable for shares of Common Stock. Except as disclosed in Schedule 3.1(g), there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, number of issuable shares, exchange or reset price under such securities. The Company will not authorize the issuance of any additional securities unless there are sufficient authorized shares of Common Stock (or any successor security thereto) available, taking into account all potential adjustments or anti-dilution provisions in such securities, to satisfy the rights of the Purchasers to acquire the Securities and underlying securities in the event of exercise of the Warrant. Further, if at any time the number of shares of Common Stock available for issuance were insufficient for any reason to satisfy such rights of the Purchasers, the Company would take immediate action to cause sufficient authorized shares to be authorized or effect a reverse stock split to provide sufficient shares to be available.

          (h)    SEC Reports; Financial Statements.    The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Purchasers a copy of all SEC Reports filed within the ten (10) days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

          (i)    Material Changes.    Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

          (j)    Litigation.    There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company does not have pending before the Commission any request for confidential treatment of information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

          (k)    Compliance.    Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) to the knowledge of the Company, is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

          (l)    Labor Relations.    No strike, work stoppage, slow down or other material labor problem exists or, to the knowledge of the Company, is threatened or imminent with respect to any of the employees of the Company or any Subsidiary.

          (m)    Regulatory Permits.    The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

          (n)    Title to Assets.    The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

          (o)    Patents and Trademarks.    The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). None of the Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. Neither the Company nor any Subsidiary has received a written notice or otherwise has reason to believe that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

          (p)    Insurance.    To the knowledge of the Company, the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for cost increases being experienced by public companies in similar businesses and risk categories.

          (q)    Transactions With Affiliates and Employees.    Except as set forth in SEC Reports filed at least ten (10) days prior to the date hereof, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          (r)    Internal Accounting Controls.    The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (s)    Solvency.    Based on the financial condition of the Company as of the Closing Date: (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

          (t)    Certain Fees.    Except for the fees described in Schedule 3.1(t), all of which are payable by the Company to the registered broker-dealers named therein, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions. The Company agrees that the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section in connection with the transactions contemplated by this Agreement.

          (u)    Form S-3 Eligibility; Private Placement.    The Company is eligible to register its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

          (v)    Listing and Maintenance Requirements.    The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market and no shareholder approval is required for the Company to fulfill its obligations under the Transaction Documents. The Company's Common Stock is currently listed on the NASDAQ National Market System.

          (w)    Registration Rights.    Except as described in Schedule 3.1(w), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

          (x)    Application of Takeover Protections.    The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

          (y)    Disclosure.    The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes, nonpublic information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

          (z)    Investment Company.    The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        3.2.    Representations and Warranties of the Purchasers.    Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

          (a)    Organization; Authority.    Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Securities to be acquired by it has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser and is, or with respect to the Registration Rights Agreement, when delivered by such Purchaser in accordance with the terms hereof, will constitute, the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.

          (b)    Investment Intent.    Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

          (c)    Purchaser Status.    At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser has not been formed solely for the purpose of acquiring the Securities.

          (d)    Experience of such Purchaser.    Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

          (e)    Access to Information.    Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to public information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

          (f)    General Solicitation.    Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (g)    Reliance.    Such Purchaser understands and acknowledges that: (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

          (h)    Rights of First Refusal.    Each Purchaser acknowledges that one investor ("1999 Holders") in the Company's December 1999 private financing ("1999 Financing") had certain rights of first refusal that apply to this financing that may not have terminated or been waived as of the Closing Date. Each Purchaser further agrees that additional Securities may be issued by the Company to that investor, New Technology Fund, within fifteen (15) days of the Closing Date to satisfy those rights under the terms and conditions herein and, by amendment to the Transaction Documents, such 1999 Holder, if it exercises such right after the Closing Date may be made a party to the Transaction Documents and this financing, such amendment to be signed by the Company and such 1999 Holder and promptly distributed to all Purchasers. In such event, the Purchasers agree that all Transaction Documents and rights therein shall be interpreted to include such 1999 Holder in the definition of Purchaser. Company Counsel will issue an opinion letter in the form issued hereunder as to each such transaction addressed to the Purchasers and the Company will promptly notify the Purchasers of any such transactions. Each 1999 Holder who is a Purchaser as of the Closing Date, acknowledges and agrees that its participation herein fully satisfies its rights of first refusal under the agreements related to the 1999 Financing, including any additional sales hereafter that are part of this financing. Each Purchaser acknowledges that information regarding such rights of first refusal is set forth in Schedule 3.1.

        The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

        4.1.    Transfer Restrictions.

          (a)  The Securities may only be disposed of by a Purchaser in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or to a Person managed or advised by the same Person as manager or adviser to such Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall restate the representations and warranties of such Purchaser under Section 3.2 and agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

          (b)  The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Securities:

    [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

        The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith; provided, if such transfer occurs prior to the conditions for removal of the stock legend in Section 4.1(c), then, any such pledge or transfer would be conditioned on the Securities remaining subject to the restrictions on further transfer herein and will only be made to a party that is sophisticated and an "accredited" investor, except as otherwise provided or allowed under federal and state securities laws without affecting the exemptions being relied upon herein for the sale of the Securities. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

          (c)  Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Underlying Shares Registration Statement) covering the resale of such security is effective under the Securities Act; (ii) following any sale of such Securities pursuant to Rule 144; (iii) if such Securities are eligible for sale under Rule 144(k); or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the Effective Date. If all or any portion of the Warrants are exercised at a time when the Underlying Shares are eligible for resale under Rule 144(k) or if such legend is no longer required under the applicable requirements of the Securities Act, such Underlying Shares shall be issued free of all legends. The Company agrees that, at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Securities issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

        4.2.    Acknowledgment of Dilution.    The Company acknowledges that the issuance of the Securities will result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.

        4.3.    Furnishing of Information.    As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

        4.4.    Integration.    The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

        4.5.    Reservation and Listing of Securities.    The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its exercise obligations under the Warrants pursuant to the Transaction Documents. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the NASDAQ National Market ("NASDAQ") or listing on The New York Stock Exchange, Inc.("NYSE") (as applicable, the "Principal Market"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.5.

        4.6.    Exercise Procedures.    The form of Election to Purchase included in the Warrants set forth the totality of the procedures required in order to exercise the Warrants. No additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to exercise their Warrants. The Company shall honor exercises of the Warrants and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

        4.7.    Subsequent Placements.    Until the Effective Date, the Company shall not, directly or indirectly, offer, sell or grant any option to purchase, or otherwise dispose of, or announce any offer, sale, grant or any option to purchase or other disposition (collectively, a "Subsequent Placement") of any of its Common Stock or other securities which entitle the holder thereof to receive Common Stock, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exercisable or exchangeable for Common Stock.

        4.8.    Securities Laws Disclosure; Publicity.    The Company shall, not later than the Closing Date, issue a press release reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. The Company and the Purchasers shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. On or before 8:30 a.m., Eastern Standard time, the first (1st) Business Day following the Closing Date the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K or in a filing or amendment to such filing within two days after such initial filing, this Agreement, the Registration Rights Agreement and the form of the Warrants, in the form required by the Exchange Act.

        4.9.    Non-Public Information.    The Company covenants and agrees that neither it nor any other Person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

        4.10.    Use of Proceeds.    The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

        4.11.    Indemnification of Purchasers.    The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, members, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Purchaser Party may suffer or incur as a result of or relating to: (a) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (b) any cause of action, suit or claim brought or made against such Purchaser Party and arising solely out of or solely resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents and without causation by any other activity, obligation, condition or liability pertaining to such Purchaser and not to the transactions contemplated by this Agreement. The Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

        4.12.    Shareholders Rights Plan.    In the event that a shareholders rights plan is adopted by the Company, no claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any such plan or in any way could be deemed to trigger the provisions of such plan by virtue of receiving Securities under the Transaction Documents.

        4.13    Additional Closings.    The Purchasers agree that through Monday, April 1, 2002, the Company, with the consent of each purchaser whose purchase price is $5.0 million or more, may sell additional Securities as part of this offering. Such sales shall be on the terms and conditions of and be deemed, except for the closing date, part of this offering. Such additional closings shall be evidenced by the additional investors signing signature pages to the Transaction Documents. Such additional investors shall be deemed Purchasers under this agreement and all other Transaction Documents. The Company shall notify all existing Purchasers of any such additional investments and provide an updated opinion letter covering such additional investments.

ARTICLE V
MISCELLANEOUS

        5.1.    Fees and Expenses.    Unless otherwise agreed, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

        5.2.    Entire Agreement.    The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

        5.3.    Notices.    Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

        5.4.    Amendments; Waivers.    No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

        5.5.    Construction.    The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        5.6.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement and the Registration Rights Agreement to any Person to whom such Purchaser assigns or transfers any Securities.

        5.7.    No Third-Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Purchaser Party is an intended third party beneficiary of Section 4.11 and may enforce the provisions of such section directly against the Company.

        5.8.    Governing Law; Venue; Waiver of Jury Trial.    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

        5.9.    Survival.    The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and exercise of the Securities, as applicable.

        5.10.    Execution.    This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

        5.11.    Severability.    If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        5.12.    Rescission and Withdrawal Right.    Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

        5.13.    Replacement of Securities.    If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

        5.14.    Remedies.    In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

        5.15.    Payment Set Aside.    To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

        5.16.    Usury.    To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

        5.17.    Independent Nature of Purchasers' Obligations and Rights.    The rights and obligations of each Purchaser under any Transaction Document are several and not joint with the rights and obligations of the other Purchaser and a Purchaser shall not be responsible in any way for the performance of the obligations of the other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto shall constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for the other Purchaser to be joined as an additional party in any proceeding for such purpose.

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SIGNATURE PAGES FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AVI BIOPHARMA, INC.
By:	/s/ DENIS R. BURGER, PH.D.
Name: Denis R. Burger, Ph.D. Title: Chairman & Chief Financial Officer
Address for Notice:
One S.W. Columbia, Suite 1105 Portland, Oregon 97258 Facsimile: (503) 227-0751

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

SMITHFIELD FIDUCIARY LLC
By:	/s/ ADAM J. CHILL
Name: Adam J. Chill Title: Authorized Signatory
Shares of Common Stock:	866,667
Warrant Shares:	173,334
Aggregate Purchase Price:	$6,500,000
Address for Notice:
c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, NY 10019 Fax: 212-751-0755 Tel: 212-287-4720 Attention: Ari J. Storch / Adam J. Chill

SF CAPITAL PARTNERS LTD
By:	/s/ BRIAN H. DAVIDSON
Name: Brian H. Davidson Title: Authorized Signatory
Shares of Common Stock:	666,667
Warrant Shares:	133,334
Purchase Price:	$5,000,000
Address for Notice:
SF Capital Partners Ltd. Attention: Brian H. Davidson 1500 West Market Street, Suite 200 Mequon, Wisconsin 53092
Phone: (262) 241-1810 Facsimile: (262) 241-1888

CASTLE CREEK HEALTHCARE PARTNERS LLC
By:	CASTLE CREEK PARTNERS, LLC, its Investment Manager
By:	/s/ THOMAS A. FREI
Name: Thomas A. Frei Title: Managing Member
Shares of Common Stock:	216,667
Warrant Shares:	43,334
Purchase Price:	$1,625,000
Address for Notice:
Castle Creek Healthcare Partners, LLC c/o Castle Creek Partners, LLC 111 West Jackson Blvd, Suite 2020 Chicago, IL 60604

CC LIFE SCIENCE, LTD.
By:	/s/ THOMAS A. FREI
Name: Thomas A. Frei Title: Member
Shares of Common Stock:	216,667
Warrant Shares:	43,334
Purchase Price:	$1,625,000
Address for Notice:
CC Life Science, Ltd. c/o Castle Creek Life Science Partners, LLC 111 West Jackson Blvd, Suite 2020 Chicago, IL 60604

SDS MERCHANT FUND, LP
By:	/s/ STEVE DERBY
Name: Steve Derby Title: Managing Member
Shares of Common Stock:	133,334
Warrant Shares:	26,667
Purchase Price:	$1,000,000
Address for Notice:
SDS Merchant Fund, LP c/o SDS Capital Partners, LLC 1 Sound Shore Drive, Suite 202 Greenwich, CT 06830

DMG LEGACY FUND LLC
By:	/s/ ANDREW WILDER
Name: Andrew Wilder Title: Chief Financial Officer
Shares of Common Stock:	20,000
Warrant Shares:	4,000
Purchase Price:	$7.50
Address for Notice:
DMG Legacy Fund LLC c/o DMG Advisors LLC One Sound Shore Drive, Ste 202 Greenwich, CT 06830

DMG LEGACY INSTITUTIONAL FUND LLC
By:	/s/ ANDREW WILDER
Name: Andrew Wilder Title: Chief Financial Officer
Shares of Common Stock:	60,000
Warrant Shares:	12,000
Purchase Price:	$7.50
Address for Notice:
DMG Legacy Institutional Fund LLC c/o DMG Advisors LLC One Sound Shore Drive, Ste 202 Greenwich, CT 06830

DMG LEGACY INTERNATIONAL LTD.
By:	/s/ ANDREW WILDER
Name: Andrew Wilder Title: Chief Financial Officer
Shares of Common Stock:	53,334
Warrant Shares:	10,667
Purchase Price:	$7.50
Address for Notice:
DMG Legacy International Ltd. c/o DMG Advisors LLC One Sound Shore Drive, Ste 202 Greenwich, CT 06830

GRYPHON MASTER FUND, L.P.
By:	/s/ E.B. LYON, IV
Name: E.B. Lyon, IV Title: Authorized Agent
Shares of Common Stock:	224,000
Warrant Shares:	44,800
Purchase Price:	$7.50
Address for Notice:
500 Crescent Court, Suite 270 Dallas, TX 75201

QUANTICO PARTNERS, L.P.
By:	/s/ JEFFREY THORP
Name: Jeffrey Thorp Title: Managing Partner of Langley Capital, LLC, its General Partner
Shares of Common Stock:	213,334
Warrant Shares:	42,668
Purchase Price:	$1,600,000.00
Address for Notice:
Quantico Partners, L.P. c/o Langley Capital, LLC 535 Madison Avenue, 7th Floor New York, NY 10022 (212) 850-7528 Telephone (212) 850-7589 Facsimile JT@LangleyCapital.com

BNY CAPITAL MARKETS, INC.
By:	/s/ WESLEY V. PRITCHETT
Name: Wesley V. Pritchett Title: M.D.
Shares of Common Stock:	133,334
Warrant Shares:	26,227
Purchase Price:	$7.50
Address for Notice:
Attn: Raymond Lang, Managing Director BNY Capital Markets, Inc. 32 Old Slip, 15th Floor New York, NY 10286

UNITED CAPITAL MANAGEMENT, INC.
By:	/s/ JAMES A. LUSTIG
Name: James A. Lustig Title: Proprietor
Shares of Common Stock:	66,667
Warrant Shares:	13,334
Purchase Price:	$7.50
(Total: $500,000)
Address for Notice:
410 17th Street, Suite 1705 Denver, CO 80202

On behalf of THE TAIL WIND FUND LIMITED Tail Wind Advisory & Management Ltd.
By:	/s/ DAVID CROOK
Name: David Crook Title: Chief Executive Officer
Shares of Common Stock:		66,666
Warrant Shares:		13,333
Purchase Price:	$	[7.50]
Total: $500,000
Address for Notice:
David Crook, Esq. Chief Executive Officer Tail Wind Advisory & Management Ltd. 1st Floor, No. 1 Regent Street London, SW1Y 4NS, UK Tel: +44 20 7468 7691 Fax: 7657
Please copy all correspondence to: Peter J. Weisman, P.C. 110 East 59th Street New York, NY 10005 Tel: +212-418-4792 Fax: 212-317-8855
Please send the common shares a.s.a.p. directly to: Bishop Rosen & Co. Attn: Mr. D. Freedman 100 Broadway, 18th Floor New York, NY 10006 Tel: +212-602-0054 Fax: +212-602-0697

Please send the warrants to:
The Tail Wind Fund, Ltd.
MecaPierson (Bahamas) Ltd.
Attn: Ngaire Rolle,
Windermere House, 404 East Bay St.,
PO Box SS 5539, Nassau, Bahamas
Tel: 242-393-8777 Fax: 242-393-9021

JULES NORDLICHT
By:	/s/ JULES NORDLICHT
Name: Jules Nordlicht Title:
Shares of Common Stock:	133,333
Warrant Shares:	26,667
Purchase Price:	$7.50
Address for Notice:
255 W. Beech St Long Beach, NY 11561

Exhibits:

A
Registration Rights Agreement
B
Warrant
C
Transfer Agent Instructions

Schedules:

3.1(a)    Subsidiaries
3.1(g)    Capitalization
3.1(t)    Commissions
3.1(w)    Registration Rights

SCHEDULE 3.1

(a) Subsidiaries

Anti-Viral Acquisition Corporation, a California corporation. Note: this corporation may have been dissolved and, if that is the case, any reference to this subsidiary will be deleted from the final version of this document.

(g) Capitalization

Type of Capital Stock	Authorized Shares	Issued Shares	Rights to Acquire
Common Stock (par value $.0001)	50,000,000	23,245,539(1)(2)	See table below
Preferred Stock (par value $.0001)	2,000,000	-0-	-0-

Footnotes:

(1)
The investors in the 1999 Financing are entitled to additional shares of Common Stock if certain financing transactions occur on or before December 16, 2002 at prices below the purchase price for their Common Stock in the 1999 Financing.

(2)
Numbers, including outstanding shares in the following table, are as of March 12, 2002 and there may be differences of up to 20,000 shares reflecting exercise of options and warrants for Common Stock not yet reflected in such numbers.

Rights to Acquire Common Stock

Type of Right	Number of Shares Covered (1)(2)
Stock options	2,849,187
Stock purchase plan	0(3)
Warrants	10,292,626(4)
Other Rights	0(5)

Footnotes:

(1)
Most rights carry typical anti-dilution provisions for stock splits, stock dividends and similar matters and adjustments/substitutions for mergers, reorganizations and similar transactions.

(2)
Numbers, including outstanding shares in prior table, are as of March 12, 2002 and there may be differences of up to 20,000 shares reflecting exercise of options and warrants for Common Stock not yet reflected in such numbers.

(3)
Purchases under the plan by employees are done semiannually in May and November each year, the number of shares expected to be purchased based on present participation would be 32,000 shares (for calendar 2002).

(4)
The Warrant for SuperGen, Inc. ("SuperGen Warrant") covering 1,665,878 shares has an anti-dilution provision that adjusts the number of shares that may be acquired to approximately 11.11% of the then outstanding shares upon the first exercise of the warrant. The adjustment is to the number of shares, but the exercise per share is not adjusted. The warrant is not currently exercisable. If the first exercise were to occur immediately after Closing and the financing was for $28 million at $8.00 per share, the approximate number of shares that SuperGen, Inc. could acquire would be 2,972,000 shares.

(5)
Medtronic International, Ltd. (formerly Medtronic Asset Management, Inc.) ("MIL") has the right under an Investment Agreement with the Company to purchase (i) an additional 352,113 shares of the Common Stock at a price of $7.10 per share and (ii) the right to purchase up to $7,500,000 of our Common Stock based on the average closing sales price for the five days preceding the commitment to purchase. These contractual purchase rights are subject to certain technology milestones being met or waived by MIL and any required regulatory or shareholder approvals. MIL may require us to register these shares upon the exercise of such purchase rights. MIL also holds a warrant covering 3,000,000 shares of the Company's Common Stock at an exercise price of $10.00 per share which is reflected in the numbers for warrants in this table.

Right of First Refusal:

        The investors in the 1999 Financing acquired certain rights of first refusal as to 50% of certain future financings, which rights expire around December 16, 2002. Those rights have been satisfied as to three of the five 1999 Holders by their participation in this financing under Section 3.2(h) of the Purchase Agreement and as to one 1999 Holder by its written waiver as to participation in this financing and will be satisfied by notice to the last 1999 Holder of its right to participate on or before the Closing Date and the right to sell to such holder under Section 3.2(h) of the Purchase Agreement.

Anti-dilution Adjustment Rights

        The investors in the 1999 Financing are entitled to additional shares of Common Stock if certain financing transactions occur on or before December 16, 2002 at prices below the purchase price for their Common Stock in the 1999 Financing.

(t) Commissions

        The Company has agreed to pay UBS Warburg certain percentage placement fees, certain fixed fees and certain reimbursable expenses in connection with this of its services hereunder. The Company has also given certain exclusive rights to UBS Warburg to raise any additional financings for a fixed period of time and a "tail" commission on certain funds raised after the termination of the agreement.

(w) Registration Rights

        The Company currently is registering approximately 4,812,327 shares of its Common Stock relating to 51,763 and 1,408,451 shares of Common Stock owned respectively by Boston Healthcare and MIL and 3,352,113 shares under a warrant and purchase right held by MIL..

        The Company has other contractual obligations to register shares issueable upon the exercise of

  1.
  the purchase rights of MIL as to $7.5 million in additional securities
  2.
  warrants covering 3,400,000 shares
  3.
  shares covered by its employee stock option and stock purchase plans, including future plans
  4.
  the SuperGen Warrant

QuickLinks

SECURITIES PURCHASE AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II PURCHASE AND SALE
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV OTHER AGREEMENTS OF THE PARTIES
ARTICLE V MISCELLANEOUS
SCHEDULE 3.1